         As filed with the Securities and Exchange Commission on August 14, 1997
                                                      Registration No. 333-05853
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                GERON CORPORATION
             (Exact name of Registrant as specified in its charter)

       DELAWARE                                           75-2287752
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                             230 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                    (Address of principal executive offices)

                             -----------------------

                             1992 STOCK OPTION PLAN
                            (Full title of the Plan)

                             -----------------------

                                RONALD W. EASTMAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                GERON CORPORATION
                             230 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                                 (650) 473-7700
 (Name, address and telephone number, including area code, of agent for service)

                             -----------------------

                                    Copy to:

                                  John McIntire
                                Venture Law Group
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 233-8562

                                Page 1 of 7 Pages
                             Exhibit Index on Page 7
               (Calculation of Registration Fee on following page)

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                                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
                                                                       Proposed      Proposed Maximum
                                                                        Maximum          Aggregate         Amount of
                                                 Amount to be        Offering Price       Offering         Registration
    Title of Securities to be Registered         Registered(1)         Per Share          Price               Fee
-------------------------------------------------------------------------------------------------------------------------
1992 Stock Option Plan
   Options to Purchase
   $0.001 par value.........................       800,000 shares         N/A               N/A                    N/A
                                                   --------
   Common Stock,
   $0.001 par value.........................       800,000 shares       $6.00(2)        $4,800,000           $1,454.55
                                                   --------

-----------------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of Geron Corporation's Common Stock as reported on The Nasdaq National Market on August 11, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K, as filed on March 20, 1997 for the fiscal year ended December 31, 1996 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and June 30, 1997 as filed on May 13, 1997 and August 11, 1997, respectively.

         (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements in (a) above.

         (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on June 12, 1996, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.    DESCRIPTION OF SECURITIES. Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to a liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors which provide such officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.           EXHIBITS.

         Exhibits
         Number
         -------
         5.1         Opinion of Venture Law Group, a Professional Corporation.

         23.1        Consent of Venture Law Group, a Professional Corporation
                     (included in Exhibit 5.1).

         23.2        Consent of Ernst & Young LLP, Independent Auditors.

         24.1        Power of Attorney (included on page 6).

         99.1        1992 Stock Option Plan, as amended.

Item 9.           UNDERTAKINGS.

         A.       The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                            [Signature Pages Follow]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Geron Corporation, a corporation organized and existing under the laws of the State of California, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 14th day of August 1997.

                              Geron Corporation


                              By: /s/ DAVID L. GREENWOOD
                                  ---------------------------------------
                                  David L. Greenwood
                                  Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald W. Eastman and David L. Greenwood, jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                    Title                               Date
         ---------                                    -----                               ----
/s/ Ronald W. Eastman                    President, Chief Executive Officer         August 14, 1997
------------------------------------       (Principal Executive Officer)
Ronald W. Eastman

/s/ David L. Greenwood                   Chief Financial Officer, Treasurer,        August 14, 1997
------------------------------------       Secretary, (Principal Financial and
David L. Greenwood                         Accounting Officer)


/S/ Alexander E. Barkas                  Chairman of the Board of Directors         August 14, 1997
------------------------------------
Alexander E. Barkas, Ph.D.

/s/ Brian H. Dovey                       Director                                   August 14, 1997
------------------------------------
Brian H. Dovey

/s/ Charles M. Hartman                   Director                                   August 14, 1997
------------------------------------
Charles M. Hartman

/s/ Thomas D. Kiley                      Director                                   August 14, 1997
------------------------------------
Thomas D. Kiley

/s/ Robert B. Stein                      Director                                   August 14, 1997
------------------------------------
Robert B. Stein, M.D., Ph.D.

/s/ John P. Walker                       Director                                   August 14, 1997
------------------------------------
John P. Walker

/s/ Michael D. West                      Director                                   August 14, 1997
------------------------------------
Michael D. West, Ph.D.

                                INDEX TO EXHIBITS

  Exhibit Number
  --------------
        5.1          Opinion of Venture Law Group, a Professional Corporation.

       23.1          Consent of Venture Law Group, a Professional Corporation
                     (included in Exhibit 5.1).

       23.2          Consent of Ernst & Young LLP, Independent Auditors.

       24.1          Power of Attorney (included on page 6).

       99.1          1992 Stock Option Plan, as amended.